SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2017

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-14116	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.   OTHER EVENTS.

On November 21, 2017, Consumer Portfolio Services, Inc. ("CPS" or the "Company") and its subsidiary Page Nine Funding LLC renewed and amended their existing revolving credit agreement (as renewed and amended, the "Credit Agreement") and related agreements with Credit Suisse AG and Ares Agent Services, L.P. Loans under the Credit Agreement are secured by automobile receivables that CPS now holds or may purchase in the future from dealers.

Under the Credit Agreement, and subject to its terms and conditions, the Lender has agreed to lend from time to time through November 24, 2019 up to a maximum of $100 million. At the conclusion of the two-year revolving period, outstanding loans will be due in full, or, at the election of either the borrower or the lender, the loans would amortize for an additional two years, and then become due in full.

CPS disclaims any implication that the agreements described in this report are other than agreements entered into in the ordinary course of CPS's business.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

One exhibit is included with this report:

99.1	News release re November 21, 2017, transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: November 29, 2017	By: /s/ MARK CREATURA
Mark Creatura Senior Vice President Signing on behalf of the registrant